Exhibit 99.2
MERCK & CO., INC.
OTHER FINANCIAL DISCLOSURES
FIRST QUARTER
2007
EQUITY INCOME FROM AFFILIATES (millions of dollars)

	1Q `07	1Q `06

MERCK / SCHERING-PLOUGH	$(347.2)	$(188.0)
ASTRAZENECA LP	(211.9)	(213.5)
Other (1)	(93.5)	(101.9)

TOTAL	$(652.6)	$(503.4)

(1) Primarily reflects results for Merial Limited, and joint ventures with Sanofi Pasteur and Johnson & Johnson.
JOINT VENTURE SALES DETAIL (millions of dollars)
All sales reported here are end-market JV sales, presented on a “NET” basis.

Merial	1Q `07	1Q `06

IVOMEC, HEARTGARD, other avermectins	$137.4	$129.5
FRONTLINE	327.6	261.5
BIOLOGICALS	153.3	139.5
Other Animal Health	59.4	55.2

TOTAL MERIAL SALES	$677.7	$585.7

Sanofi Pasteur-MSD	1Q `07	1Q `06

HEPATITIS VACCINES	$16.7	$19.1
VIRAL VACCINES	20.1	21.7
Other Vaccines (1)	158.0	131.9

TOTAL SANOFI-MSD SALES	$194.8	$172.7

(1) Includes $30.2 million for Gardasil in 1Q07.

Merck / Schering-Plough Collaboration	1Q `07	1Q `06

VYTORIN	$623.8	$378.4
ZETIA	544.0	414.8

TOTAL MERCK / SCHERING-PLOUGH SALES	$1,167.8	$793.2

OTHER (INCOME) EXPENSE, NET (millions of dollars)

	1Q `07	1Q `06

INTEREST INCOME	$(181.7)	$(181.7)
INTEREST EXPENSE	102.4	98.2
EXCHANGE GAINS	(19.6)	(0.4)
MINORITY INTERESTS	30.6	29.9
Other, net	(187.7)	(46.6)

TOTAL	$(256.0)	$(100.6)

Exhibit 99.2
MERCK & CO., INC.
OTHER FINANCIAL DISCLOSURES
FIRST QUARTER
2007
NET PRODUCT SALES DETAIL (millions of dollars)

	1Q `07 vs. 1Q `06
	TOTAL	TOTAL	U.S.	U.S.	Foreign	Foreign
PRODUCT	% CHG	$	% CHG	$	% CHG	$

COZAAR / HYZAAR	14%	798	32%	305	5%	493
FOSAMAX	-2%	742	6%	483	-13%	259
SINGULAIR	25%	1,002	23%	710	30%	292
ZOCOR	-76%	258	-92%	70	-18%	188
Vaccines:
GARDASIL	*	365	*	312	*	53
ROTATEQ	*	85	*	82	*	3
ZOSTAVAX	*	43	*	43	N/A	—
OTHER VIRAL VACCINES (1)	55%	246	70%	227	-25%	19
HEPATITIS VACCINES	34%	72	45%	60	-4%	12
OTHER VACCINES	63%	92	61%	66	68%	26
Other Reported Products:
AGGRASTAT	7%	24	N/A	—	7%	24
ARCOXIA	35%	80	N/A	—	35%	80
CANCIDAS	-8%	134	-51%	38	40%	96
COSOPT / TRUSOPT	23%	186	45%	83	9%	103
CRIXIVAN / STOCRIN	1%	82	-14%	6	2%	76
EMEND	*	48	*	36	*	12
INVANZ	47%	42	40%	23	56%	19
JANUVIA	*	87	*	83	*	4
MAXALT	16%	107	22%	71	5%	37
PRIMAXIN	16%	197	21%	61	14%	136
PROPECIA	27%	95	7%	37	43%	59
PROSCAR	-33%	125	-73%	26	8%	99
TIMOPTIC / TIMOPTIC XE	-5%	29	-7%	2	-5%	27
VASOTEC / VASERETIC	-11%	122	N/A	—	-11%	122
ZOLINZA	*	2	*	2	N/A	—
* 100% or over
N/A – Not Applicable
(1) – Includes ProQuad, M-M-R II and Varivax.
TOTAL SALES: VOLUME, PRICE, EXCHANGE

	1Q '07	% CHG.	VOL	PX	FX
TOTAL PHARMACEUTICAL SALES	$5,769	7%	6	—	1

U.S. ($ MM)	3,505	8%	7	1	N/A
Foreign ($ MM)	2,264	5%	4	-3	4